UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 04, 2022

GUARANTY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-38087	75-1656431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16475 Dallas Parkway, Suite 600 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

(888) 572-9881

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	GNTY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

On March 4, 2022, Guaranty Bancshares, Inc., a Texas corporation (the “Company”), completed the issuance and sale of $35,000,000 in principal amount of 3.625% Fixed-to-Floating Rate Subordinated Notes due April 1, 2032 (the “Notes”) pursuant to a Subordinated Note Purchase Agreement (the “Purchase Agreement”) by and between the Company and the purchaser named therein (the “Purchaser”). The Notes were issued by the Company to the Purchaser at a price equal to 100% of their face amount. The Notes were offered and sold by the Company to the Purchaser in a private offering in reliance on the exemptions from registration available under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D thereunder (the “Private Placement”). The Company intends to use the net proceeds of the offering for general corporate purposes, including to repay debt and repurchase shares of capital stock.

The Notes have a stated maturity date of April 1, 2032, and bear interest at a fixed annual rate of 3.625%, due semi-annually in arrears on April 1 and October 1, until April 1, 2027, at which point it converts to a floating rate instrument, payable quarterly starting on July 1, 2027, equal to the three-month term Secured Overnight Financing Rate (“SOFR”), reset quarterly, plus a spread of 192 basis points.

The Notes are not redeemable prior the fifth anniversary of the issue date other than upon the occurrence of a “Tier 2 Capital Event,” a “Tax Event,” or an “Investment Company Event” (each as defined in the Notes). Subsequent to the fifth anniversary date on March 4, 2027, the Notes are redeemable by the Company at its option, in whole in or part, at any time and from time to time upon any interest payment date, at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date, but in all cases in a principal amount with integral multiples of $1,000.

The Purchase Agreement contains certain customary representations, warranties, and covenants made by the Company, on the one hand, and the Purchaser, on the other hand. The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holder. The Notes are unsecured, subordinated obligations of the Company and generally rank junior in right to payment to all senior indebtedness of the Company, whether now outstanding or subsequently created, assumed, or incurred, and ranks senior to the Company’s existing junior subordinated debentures underlying outstanding trust preferred securities and any other indebtedness that is expressly made junior in right of payment to the Notes. The Notes are the obligations of the Company only and are not an obligation of, and are not guaranteed by, any of the Company’s subsidiaries including Guaranty Bank & Trust, N.A.

The description of the Purchase Agreement contained herein is a summary and is qualified in its entirety by reference to the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

The description of the Notes contained herein is a summary and is qualified in its entirety by reference to the form of Note filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit
4.1	Form of Subordinated Note (attached as Exhibit A to Exhibit 10.1 hereto).
10.1	Subordinated Note Purchase Agreement, dated as of March 4, 2022, by and between Guaranty Bancshares, Inc. and the Purchaser*
104	Cover Page Interactive File (formatted as Inline XBRL)
* Certain portions of this document that constitute confidential information have been redacted in accordance with Regulation S-K, Item 601(b)(10).

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including, without limitation, the Annual Report on Form 10-K filed with the SEC on March 12, 2021 and the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 filed on November 5, 2021 with the SEC. All information provided in this Current Report on Form 8-K is as of the date hereof, and we undertake no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 04, 2022

GUARANTY BANCSHARES, INC.
By:	/s/ Tyson T. Abston
Name:	Tyson T. Abston
Title:	Chairman of the Board and Chief Executive Officer